N E W S R E L E A S E

CONTACT: Paul Seavey                             FOR IMMEDIATE RELEASE
(800) 247-5279                          July 18, 2016

ELS REPORTS SECOND QUARTER RESULTS
Continued Strong Performance

CHICAGO, IL – July 18, 2016 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and six months ended June 30, 2016. All per share results are reported on a fully diluted basis unless otherwise noted.
Financial Results for the Quarter and Six Months Ended June 30, 2016
For the quarter ended June 30, 2016, total revenues increased $8.6 million, or 4.3 percent, to $210.1 million compared to $201.5 million for the same period in 2015. Net income available for Common Stockholders increased $3.7 million, or $0.04 per Common Share, to $35.5 million, or $0.42 per Common Share, compared to $31.8 million, or $0.38 per Common Share, for the same period in 2015.
For the six months ended June 30, 2016, total revenues increased $20.3 million, or 5.0 percent, to $430.2 million compared to $409.9 million for the same period in 2015. Net income available for Common Stockholders for the six months ended June 30, 2016 increased $27.1 million, or $0.31 per Common Share, to $86.1 million, or $1.01 per Common Share, compared to $59.0 million, or $0.70 per Common Share, for the same period in 2015.
Non-GAAP Financial Measures and Portfolio Performance
For the quarter ended June 30, 2016, Funds from Operations (“FFO”) available for Common Stock and OP Unit holders increased $4.4 million, or $0.05 per Common Share, to $68.9 million or $0.75 per Common Share, compared to $64.5 million, or $0.70 per Common Share, for the same period in 2015. Normalized Funds from Operations (“Normalized FFO”) available for Common Stock and OP Unit holders increased $4.8 million, or $0.05 per Common Share, to $69.3 million, or $0.75 per Common Share, compared to $64.5 million, or $0.70 per Common Share, for the same period in 2015.
For the quarter ended June 30, 2016, property operating revenues, excluding deferrals, increased $8.9 million to $197.4 million compared to $188.5 million for the same period in 2015. For the six months ended June 30, 2016, property operating revenues, excluding deferrals, increased $19.1 million to $404.9 million compared to $385.8 million for the same period in 2015. For the quarter ended June 30, 2016, income from property operations, excluding deferrals and property management, increased $6.9 million to $113.4 million compared to $106.5 million for the same period in 2015. For the six months ended June 30, 2016, income from property operations, excluding deferrals and property management, increased $14.8 million to $240.7 million compared to $225.9 million for the same period in 2015.
For the quarter ended June 30, 2016, Core property operating revenues, excluding deferrals, increased approximately 4.2 percent and Core income from property operations, excluding deferrals and property management, increased approximately 6.1 percent compared to the same period in 2015. For the six months ended June 30, 2016, Core property operating revenues, excluding deferrals, increased approximately 4.3 percent and Core income from property operations, excluding deferrals and property management, increased approximately 6.0 percent compared to the same period in 2015.

i

Investment Activity
On June 15, 2016, we completed the acquisition of Forest Lake Estates, a 1,168-site property located in Zephryhills, Florida, consisting of 894 age qualified manufactured home sites and 274 RV sites. The purchase price of approximately $75.2 million was funded with proceeds from the at-the-market ("ATM") program, discussed in more detail below, and the assumption of mortgage debt of approximately $22.6 million.
On May 26, 2016, we completed the acquisition of Portland Fairview, a 407-site RV resort located in Fairview, Oregon. The purchase price of approximately $17.6 million was funded with available cash.
Balance Sheet Activity
During the quarter we sold 683,548 shares of common stock as part of our ATM equity offering program at a weighted average price per share of $73.15, resulting in cash proceeds of approximately $50.0 million before expenses of $0.7 million.
During the quarter we paid off a maturing mortgage loan of approximately $3.3 million with a stated interest rate of 5.69 percent per annum, which was secured by a manufactured home community.
In addition, we have executed rate lock agreements to obtain approximately $88.0 million in new mortgage loans from institutional lenders, subject to customary approvals and conditions. The loans will be secured by mortgages on four manufactured home communities and two RV resorts and, in total, are expected to bear a weighted average interest rate of approximately 4.01 percent per annum, and to have a weighted average maturity of approximately 23 years. We expect to use the proceeds from the secured financing to retire various loans that mature in late 2016 and early 2017. The financing is expected to close in the third and fourth quarters of 2016.
About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago.
As of July 18, 2016, we own or have an interest in 390 quality properties in 32 states and British Columbia consisting of 145,804 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live webcast of our conference call discussing these results will take place tomorrow, Tuesday, July 19, 2016, at 10:00 a.m. Central Time. Please visit the Investor Information section at www.equitylifestyle.com for the link. A replay of the webcast will be available for two weeks at this site.
Reporting Calendar
Quarterly financial results and related earnings conference calls for the next three quarters are expected to occur as follows:

	Release Date	Earnings Call
Third Quarter 2016	Monday, October 17, 2016	Tuesday, October 18, 2016 10:00 a.m. CT
Fourth Quarter 2016	Monday, January 23, 2017	Tuesday, January 24, 2017 10:00 a.m. CT
First Quarter 2017	Monday, April 17, 2017	Tuesday, April 18, 2017 10:00 a.m. CT
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as "anticipate," "expect," "believe," "project," "intend," "may be" and "will be" and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

ii

•	our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2016 estimated net income, FFO and Normalized FFO;

•	our ability to manage counterparty risk;

•
in the age-qualified properties, home sales results could be impacted by the ability of potential home buyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single-family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the properties under the Codification Topic "Revenue Recognition;"

•
the outcome of pending or future lawsuits filed against us, including those disclosed in our filings with the Securities and Exchange Commission, by tenant groups seeking to limit rent increases and/or seeking large damage awards for our alleged failure to properly maintain certain Properties or other tenant related matters, such as the case currently pending in the California Court of Appeal, Sixth Appellate District, Case No. H041913, involving our California Hawaiian manufactured home property, including any further proceedings on appeal or in the trial court; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.
These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

iii

Investor Information

Equity Research Coverage (1)
Robert W. Baird & Company	BMO Capital Markets	Green Street Advisors
Drew T. Babin	Paul Adornato	David Bragg/ Ryan Burke
215-553-7816	212-885-4170	949-640-8780
dbabin@rwbaird.com	paul.adornato@bmo.com	dbragg@greenstreetadvisors.com
rburke@greenstreetadvisors.com
BB&T Capital Markets	Cantor Fitzgerald
David J. Toti	Gaurav Mehta	Wells Fargo Securities
212-419-4620	212-915-1221	Todd Stender
dtoti@bbandtcm.com	gmehta@cantor.com	562-637-1371
todd.stender@wellsfargo.com
Bank of America Merrill Lynch Global Research	Citi Research
Juan Sanabria	Michael Bilerman/ Nick Joseph
646-855-1589	212-816-1383
juan.sanabria@baml.com	michael.bilerman@citi.com
nicholas.joseph@citi.com

______________________

1.
Any opinions, estimates or forecasts regarding our performance made by these analysts or agencies do not represent our opinions, forecasts or predictions. We do not by reference to these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.

2Q 2016 Supplemental information	1	Equity LifeStyle Properties, Inc.

Financial Highlights

(In millions, except Stock and OP Units outstanding and per share data, unaudited)

	As of and for the Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Operating Information
Total revenues	$210.1	$220.1	$201.6	$210.1	$201.5
Net income	$40.8	$57.2	$39.8	$42.1	$36.8
Net income available for Common Stockholders	$35.5	$50.6	$34.5	$36.7	$31.8
Adjusted EBITDA (1)	$95.9	$111.3	$94.6	$97.5	$91.5
FFO available for Common Stock and OP Unit holders(1)(2)	$68.9	$84.6	$67.1	$70.3	$64.5
Normalized FFO available for Common Stock and OP Unit holders(1)(2)	$69.3	$84.8	$67.6	$70.5	$64.5
Funds available for distribution (FAD) available for Common Stock and OP Unit holders(1)(2)	$58.4	$77.4	$57.0	$62.5	$53.6

Stock Outstanding (In thousands) and Per Share Data
Common Stock and OP Units, end of the period	92,499	91,802	91,461	91,505	91,498
Weighted average Common Stock and OP Unit outstanding - fully diluted	92,264	92,041	91,875	91,940	91,851
Net income per Common Share - fully diluted	$0.42	$0.60	$0.41	$0.43	$0.38
FFO per Common Share - fully diluted	$0.75	$0.92	$0.73	$0.77	$0.70
Normalized FFO per Common Share - fully diluted	$0.75	$0.92	$0.74	$0.77	$0.70
Dividends per Common Share	$0.425	$0.425	$0.375	$0.375	$0.375

Balance Sheet
Total assets (3)	$3,486	$3,415	$3,400	$3,423	$3,427
Total liabilities (3)	$2,420	$2,400	$2,408	$2,434	$2,445

Market Capitalization
Total debt	$2,134	$2,125	$2,146	$2,156	$2,167
Total market capitalization (4)	$9,675	$8,938	$8,380	$7,651	$7,114

Ratios
Total debt / total market capitalization	22.1%	23.8%	25.6%	28.2%	30.5%
Total debt + preferred stock / total market capitalization	23.5%	25.3%	27.2%	30.0%	32.4%
Total debt / Adjusted EBITDA (5)	5.3	5.4	5.5	5.6	5.7
Interest coverage (6)	4.0	4.0	3.8	3.7	3.6
Fixed charges + preferred distributions coverage (7)	3.5	3.5	3.4	3.3	3.2

______________________

1.	See page 18-20 for non-GAAP financial measure definitions of Adjusted EBITDA, FFO, Normalized FFO and FAD; and reconciliation of Adjusted EBITDA.

2.
See page 7 for a reconciliation of Net income available for Common Stockholders to non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD available for Common Stock and OP Unit holders.

3.
As of December 31, 2015, September 30, 2015 and June 30, 2015, deferred financing costs of approximately $19.7 million, $20.3 million and $20.6 million, respectively, were reclassified from deferred financing costs, net to mortgages notes payable and term loan due to the adoption of ASU 2015-03: Simplifying the Presentation of Debt Issuance Costs.

4.	See page 16 for market capitalization calculation as of June 30, 2016.

5.
Represents trailing twelve months Adjusted EBITDA. We believe trailing twelve months Adjusted EBITDA provides additional information for determining our ability to meet future debt service requirements.

6.	Interest coverage is calculated by dividing trailing twelve months Adjusted EBITDA by the interest expense incurred during the same period.

7.
See page 20 for a definition of fixed charges. This ratio is calculated by dividing trailing twelve months Adjusted EBITDA by the sum of fixed charges and preferred stock dividends during the same period.

2Q 2016 Supplemental information	2	Equity LifeStyle Properties, Inc.

Balance Sheet

(In thousands, except share and per share data)

	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Investment in real estate:
Land	$1,142,651	$1,101,676
Land improvements	2,867,006	2,787,882
Buildings and other depreciable property	608,204	588,041
	4,617,861	4,477,599
Accumulated depreciation	(1,339,298)	(1,282,423)
Net investment in real estate	3,278,563	3,195,176
Cash	74,871	80,258
Notes receivable, net	33,837	35,463
Investment in unconsolidated joint ventures	23,223	17,741
Deferred commission expense	31,084	30,865
Escrow deposits, goodwill, and other assets, net (1)	43,997	40,897
Total Assets	$3,485,575	$3,400,400
Liabilities and Equity
Liabilities:
Mortgage notes payable (1)	$1,915,834	$1,926,880
Term loan (1)	199,276	199,172
Unsecured lines of credit	—	—
Accrued expenses and accounts payable	79,418	76,044
Deferred revenue – upfront payments from right-to-use contracts	79,505	78,405
Deferred revenue – right-to-use annual payments	13,017	9,878
Accrued interest payable	8,488	8,715
Rents and other customer payments received in advance and security deposits	84,821	74,300
Distributions payable	39,300	34,315
Total Liabilities	2,419,659	2,407,709
Equity:
Stockholders’ Equity:
Preferred stock, $0.01 par value, 9,945,539 shares authorized as of June 30, 2016 and December 31, 2015; none issued and outstanding.	—	—
6.75% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value, 54,461 shares authorized and 54,458 issued and outstanding as of June 30, 2016 and December 31, 2015 at liquidation value	136,144	136,144
Common stock, $0.01 par value, 200,000,000 shares authorized as of June 30, 2016 and December 31, 2015; 85,295,182 and 84,253,065 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	852	843
Paid-in capital	1,094,152	1,039,140
Distributions in excess of accumulated earnings	(236,623)	(250,506)
Accumulated other comprehensive loss	(1,197)	(553)
Total Stockholders’ Equity	993,328	925,068
Non-controlling interests – Common OP Units	72,588	67,623
Total Equity	1,065,916	992,691
Total Liabilities and Equity	$3,485,575	$3,400,400

_______________

1.
As of December 31, 2015, deferred financing costs of approximately $3.7 million, $18.9 million and $0.8 million were reclassified from Deferred financing costs, net to Escrow deposits, goodwill, and other assets, net, to Mortgages notes payable and to Term loan line items, respectively, due to the adoption of ASU 2015-03: Simplifying the Presentation of Debt Issuance Costs.

2Q 2016 Supplemental information	3	Equity LifeStyle Properties, Inc.

Consolidated Income Statement

(In thousands, unaudited)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues:
Community base rental income	$115,385	$110,073	$229,461	$219,343
Rental home income	3,543	3,559	7,088	7,113
Resort base rental income	44,732	41,427	100,166	93,072
Right-to-use annual payments	11,187	10,945	22,241	21,926
Right-to-use contracts current period, gross	3,086	3,578	5,618	6,375
Right-to-use contract upfront payments, deferred, net	(798)	(1,455)	(1,100)	(2,228)
Utility and other income	19,523	18,901	40,316	37,983
Gross revenues from home sales	9,130	9,526	17,344	16,463
Brokered resale revenue and ancillary services revenues, net	398	1,012	1,816	2,994
Interest income	1,625	1,736	3,285	3,556
Income from other investments, net	2,270	2,178	3,993	3,297
Total revenues	210,081	201,480	430,228	409,894

Expenses:
Property operating and maintenance	66,647	64,178	129,601	125,295
Rental home operating and maintenance	1,581	1,689	3,106	3,358
Real estate taxes	12,869	12,652	26,067	25,246
Sales and marketing, gross	2,931	3,512	5,424	6,034
Right-to-use contract commissions, deferred, net	(116)	(764)	(12)	(1,007)
Property management	12,044	11,099	23,807	22,389
Depreciation on real estate assets and rental homes	29,029	28,335	57,684	56,451
Amortization of in-place leases	428	669	763	1,334
Cost of home sales	9,481	9,093	17,762	15,817
Home selling expenses	805	720	1,639	1,525
General and administrative	8,255	7,541	15,663	14,947
Property rights initiatives and other	527	694	1,181	1,247
Early debt retirement	—	(69)	—	16,922
Interest and related amortization	25,561	26,145	51,195	53,421
Total expenses	170,042	165,494	333,880	342,979
Income before equity in income of unconsolidated joint ventures	40,039	35,986	96,348	66,915
Equity in income of unconsolidated joint ventures	765	840	1,646	1,724
Consolidated net income	40,804	36,826	97,994	68,639

Income allocated to non-controlling interest-Common OP Units	(2,998)	(2,724)	(7,308)	(5,054)
Series C Redeemable Perpetual Preferred Stock Dividends	(2,316)	(2,316)	(4,613)	(4,613)
Net income available for Common Stockholders	$35,490	$31,786	$86,073	$58,972

2Q 2016 Supplemental information	4	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

2Q 2016 Supplemental information	5	Equity LifeStyle Properties, Inc.

Second Quarter 2016 - Selected Non-GAAP Financial Measures

(In millions, except per share data, unaudited)

Quarter Ended
June 30, 2016
Income from property operations, excluding deferrals and property management - 2016 Core (1)	$112.7
Income from property operations, excluding deferrals and property management - Acquisitions (2)	0.7
Property management and general and administrative (excluding transaction costs)	(19.9)
Other income and expenses	3.7
Financing costs and other	(27.9)
Normalized FFO available for Common Stock and OP Unit holders (3)	69.3
Transaction costs	(0.4)
FFO available for Common Stock and OP Unit holders (3)	$68.9

Normalized FFO per Common Share - fully diluted	$0.75
FFO per Common Share - fully diluted	$0.75

Normalized FFO available for Common Stock and OP Unit holders (3)	$69.3
Non-revenue producing improvements to real estate	(10.9)
FAD available for Common Stock and OP Unit holders (3)	$58.4

Weighted average Common Stock and OP Units - fully diluted	92.3

___________________

1.
See page 18-20 for definitions of non-GAAP financial measures Income from property operations, excluding deferrals and property management, and Core, and reconciliation of income from property operations, excluding deferrals and property management to income before equity in income of unconsolidated joint ventures. See page 9 for details of the 2016 Core Income from Property Operations, excluding deferrals and property management.

2.	See page 20 for definition of Acquisition properties. See page 10 for details of the Income from Property Operations, excluding deferrals and property management for the Acquisitions.

3.
See page 7 for a reconciliation of Net income available for Common Stockholders to non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD available for Common Stock and OP Unit holders. See definitions of non-GAAP financial measures of FFO, Normalized FFO and FAD on page 18 and Non-revenue producing improvements on page 20.

2Q 2016 Supplemental information	6	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income available for Common Stockholders	$35,490	$31,786	$86,073	$58,972
Income allocated to Common OP Units	2,998	2,724	7,308	5,054
Right-to-use contract upfront payments, deferred, net (1)	798	1,455	1,100	2,228
Right-to-use contract commissions, deferred, net (2)	(116)	(764)	(12)	(1,007)
Depreciation on real estate assets	26,362	25,654	52,370	51,064
Depreciation on rental homes	2,667	2,681	5,314	5,387
Amortization of in-place leases	428	669	763	1,334
Depreciation on unconsolidated joint ventures	305	282	595	525
FFO available for Common Stock and OP Unit holders (3)	68,932	64,487	153,511	123,557
Transaction costs (4)	398	50	598	482
Early debt retirement	—	(69)	—	16,922
Normalized FFO available for Common Stock and OP Unit holders(3)	69,330	64,468	154,109	140,961
Non-revenue producing improvements to real estate	(10,980)	(10,822)	(18,317)	(18,265)
FAD available for Common Stock and OP Unit holders (3)	$58,350	$53,646	$135,792	$122,696

Net income available per Common Share - Basic	$0.42	$0.38	$1.02	$0.70
Net income available per Common Share - Fully Diluted	$0.42	$0.38	$1.01	$0.70

FFO per Common Share & OP Units-Basic	$0.75	$0.71	$1.68	$1.35
FFO per Common Share & OP Units-Fully Diluted	$0.75	$0.70	$1.67	$1.35

Normalized FFO per Common Share & OP Units-Basic	$0.76	$0.71	$1.68	$1.55
Normalized FFO per Common Share & OP Units-Fully Diluted	$0.75	$0.70	$1.67	$1.54

Average Common Stock - Basic	84,516	84,031	84,419	83,996
Average Common Stock and OP Units - Basic	91,721	91,252	91,625	91,219
Average Common Stock and OP Units - Fully Diluted	92,264	91,851	92,163	91,829

_____________________________

1.
We are required by GAAP to defer, over the estimated customer life, recognition of non-refundable upfront payments from sales of new and upgrade right-to-use contracts. For 2016, the customer life is estimated to be 40 years and is based upon our experience operating the membership platform since 2008. The amount shown represents the deferral of a substantial portion of current period upgrade sales, offset by amortization of prior period sales.

2.
We are required by GAAP to defer recognition of commissions paid related to the entry of right-to-use contracts. The deferred commissions will be amortized using the same method as used for the related non-refundable upfront payments from the entry of right-to-use contracts and upgrade sales. The amount shown represents the deferral of a substantial portion of current period commissions on those contracts, offset by the amortization of prior period commissions.

3.	See page 18 for non-GAAP financial measure definitions of FFO, Normalized FFO and FAD and page 20 for the definition of Non-revenue producing improvements.

4.	Included in general and administrative on the Consolidated Income Statement on page 4.

2Q 2016 Supplemental information	7	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Community base rental income (2)	$115.4	$110.1	$229.5	$219.3
Rental home income	3.5	3.6	7.1	7.1
Resort base rental income (3)	44.8	41.4	100.2	93.1
Right-to-use annual payments	11.2	10.9	22.2	21.9
Right-to-use contracts current period, gross	3.1	3.6	5.6	6.4
Utility and other income	19.4	18.9	40.3	38.0
Property operating revenues	197.4	188.5	404.9	385.8

Property operating, maintenance and real estate taxes	79.5	76.8	155.7	150.5
Rental home operating and maintenance	1.6	1.7	3.1	3.4
Sales and marketing, gross	2.9	3.5	5.4	6.0
Property operating expenses	84.0	82.0	164.2	159.9
Income from property operations, excluding deferrals and property management (1)	$113.4	$106.5	$240.7	$225.9

Manufactured home site figures and occupancy averages:
Total sites	70,409	70,130	70,262	70,106
Occupied sites	65,607	64,781	65,380	64,691
Occupancy %	93.2%	92.4%	93.1%	92.3%
Monthly base rent per site	$586	$566	$585	$565

Resort base rental income:
Annual	$30.4	$28.5	$60.4	$56.5
Seasonal	4.1	3.7	20.3	18.7
Transient	10.3	9.2	19.5	17.9
Total resort base rental income	$44.8	$41.4	$100.2	$93.1

_________________________

1.	See page 4 for the Consolidated Income Statement and page 18-19 for non-GAAP measure definitions and reconciliation of Income from property operations, excluding deferrals and property management.

2.	See the manufactured home site figures and occupancy averages below within this table.

3.	See resort base rental income detail included below within this table.

2Q 2016 Supplemental information	8	Equity LifeStyle Properties, Inc.

2016 Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended			Six Months Ended
	June 30,		%	June 30,		%
	2016	2015	Change (2)	2016	2015	Change (2)
Community base rental income (3)	$115.1	$110.0	4.7%	$229.0	$219.2	4.5%
Rental home income	3.5	3.6	(0.4)%	7.1	7.1	(0.4)%
Resort base rental income (4)	43.7	41.2	6.0%	98.0	92.7	5.7%
Right-to-use annual payments	11.2	10.9	2.2%	22.2	21.9	1.4%
Right-to-use contracts current period, gross	3.1	3.6	(13.8)%	5.6	6.4	(11.9)%
Utility and other income	19.3	18.9	2.7%	40.1	37.9	5.6%
Property operating revenues	195.9	188.2	4.2%	402.0	385.2	4.3%

Property operating, maintenance and real estate taxes	78.7	76.7	2.7%	154.3	150.2	2.7%
Rental home operating and maintenance	1.6	1.7	(6.4)%	3.1	3.4	(7.5)%
Sales and marketing, gross	2.9	3.5	(16.5)%	5.4	6.0	(10.1)%
Property operating expenses	83.2	81.9	1.7%	162.8	159.6	2.0%
Income from property operations, excluding deferrals and property management (1)	$112.7	$106.3	6.1%	$239.2	$225.6	6.0%
Occupied sites (5)	65,285	64,749

Core manufactured home site figures and occupancy averages:
Total sites	69,834	69,852		69,835	69,853
Occupied sites	65,191	64,642		65,110	64,575
Occupancy %	93.4%	92.5%		93.2%	92.4%
Monthly base rent per site	$588	$567		$586	$566

Resort base rental income:
Annual	$29.9	$28.4	5.0%	$59.4	$56.2	5.7%
Seasonal	3.8	3.6	5.5%	19.7	18.6	5.7%
Transient	10.0	9.2	9.1%	18.9	17.9	5.4%
Total resort base rental income	$43.7	$41.2	6.0%	$98.0	$92.7	5.6%

____________________________

1.	See page 18-19 for definitions of non-GAAP measures Income from property operations, excluding deferrals and property management, and Core.

2.	Calculations prepared using actual results without rounding.

3.	See the Core manufactured home site figures and occupancy averages included below within this table.

4.	See resort base rental income detail included below within this table.

5.	Occupied sites as of the end of the period shown. Occupied sites have increased by 271 from 65,014 at December 31, 2015.

2Q 2016 Supplemental information	9	Equity LifeStyle Properties, Inc.

Acquisitions - Income from Property Operations (1)

(In millions, unaudited)

	Quarter Ended	Six Months Ended
	June 30, 2016	June 30, 2016
Community base rental income	$0.3	$0.5
Resort base rental income	1.1	2.2
Utility income and other property income	0.1	0.2
Property operating revenues	1.5	2.9

Property operating expenses	0.8	1.4
Income from property operations, excluding deferrals and property management	$0.7	$1.5

______________________

1.	See page 20 for definition of Acquisitions.

2Q 2016 Supplemental information	10	Equity LifeStyle Properties, Inc.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Manufactured homes:
New home	$6.3	$5.2	$12.5	$10.3
Used home	6.2	7.6	12.6	15.5
Rental operations revenues (1)	12.5	12.8	25.1	25.8
Rental operations expense	1.6	1.7	3.1	3.4
Income from rental operations, before depreciation	10.9	11.1	22.0	22.4
Depreciation on rental homes	2.7	2.7	5.3	5.4
Income from rental operations, after depreciation	$8.2	$8.4	$16.7	$17.0

Occupied rentals: (2)
New	2,267	2,062
Used	2,594	2,981
Total occupied rental sites	4,861	5,043

	As of
	June 30, 2016		June 30, 2015
Cost basis in rental homes: (3)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$120.7	$96.2	$108.9	$89.1
Used	54.7	30.4	60.8	42.4
Total rental homes	$175.4	$126.6	$169.7	$131.5

__________________________

1.
For the quarters ended June 30, 2016 and 2015, approximately $9.0 million and $9.2 million, respectively, of the rental operations revenue are included in the Community base rental income in the Consolidated Income from Property Operations table on page 8. For the six months ended June 30, 2016 and 2015, approximately $18.0 million and $18.6 million, respectively, of the rental operations revenue are included in the Community base rental income in the Consolidated Income from Property Operations table on page 8. The remainder of the rental operations revenue is included in the Rental home income in the Consolidated Income from Property Operations table on page 8.

2.
Occupied rentals as of the end of the period shown in our Core portfolio. Included in the quarters ended June 30, 2016 and 2015 are 143 and 65 homes rented through our ECHO joint venture, respectively. For the six months ended June 30, 2016 and 2015, the rental home investment associated with our ECHO joint venture totals approximately $5.4 million and $2.1 million, respectively.

3.
Includes both occupied and unoccupied rental homes. New home cost basis does not include the costs associated with our ECHO joint venture. At June 30, 2016 and 2015, our investment in the ECHO joint venture was approximately $15.4 million and $10.4 million, respectively.

2Q 2016 Supplemental information	11	Equity LifeStyle Properties, Inc.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of June 30, 2016
Sites
Community sites	71,000
Resort sites:
Annuals	26,300
Seasonal	10,800
Transient	10,500
Membership (1)	24,100
Joint Ventures (2)	3,100
Total	145,800

Home Sales - Select Data
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Total New Home Sales Volume (3)	180	143	301	229
New Home Sales Volume - ECHO joint venture	63	49	97	88
New Home Sales Gross Revenues(3)	$6,044	$5,355	$11,443	$8,285

Used Home Sales Volume	342	436	653	817
Used Home Sales Gross Revenues	$3,086	$4,171	$5,901	$8,178

Brokered Home Resales Volume	217	261	403	466
Brokered Home Resale Revenues, net	$329	$356	$608	$651

__________________________

1.	Sites primarily utilized by approximately 104,800 members. Includes approximately 5,500 sites rented on an annual basis.

2.	Joint venture income is included in the Equity in income from unconsolidated joint ventures in the Consolidated Income Statement on page 4.

3.	Total new home sales volume includes home sales from our ECHO joint venture. New home sales gross revenues does not include the revenues associated with our ECHO joint venture.

2Q 2016 Supplemental information	12	Equity LifeStyle Properties, Inc.

2016 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2016 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (viii) completion of pending transactions in their entirety and on assumed schedule; and (ix) ongoing legal matters and related fees.

(In millions, except per share data, unaudited)

	Quarter Ended	Year Ended
	September 30, 2016	December 31, 2016
Income from property operations, excluding deferrals and property management - 2016 Core (2)	$118.4	$473.8
Income from property operations - Acquisitions (3)	1.8	5.0
Property management and general and administrative	(19.7)	(77.6)
Other income and expenses	3.5	13.1
Financing costs and other	(27.8)	(111.2)
Normalized FFO available for Common Stock and OP Unit holders (4)	76.2	303.1
Transaction costs	—	(0.6)
FFO available for Common Stock and OP Unit holders (4)	76.2	302.5
Depreciation on real estate and other	(27.0)	(107.6)
Depreciation on rental homes	(2.6)	(10.6)
Deferral of right-to-use contract sales revenue and commission, net	(0.9)	(2.5)
Income allocated to non-controlling interest-Common OP Units	(3.6)	(14.2)
Net income available for Common Stockholders	$42.1	$167.6

Normalized FFO per Common Share - fully diluted	$0.79 - $0.85	$3.23 - $3.33
FFO per Common Share - fully diluted	$0.79 - $0.85	$3.22 - $3.32
Net income per Common Share - fully diluted (5)	$0.46 - $0.52	$1.91 - $2.01

Weighted average Common Stock outstanding - fully diluted	92.9	92.5

_____________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual Normalized FFO available for Common Stock and OP Unit holders, Normalized FFO per Common Share, FFO available for Common Stock and OP Unit holders, FFO per Common Share, Net income available for Common Stockholders and Net income per Common Share could vary materially from amounts presented above if any of our assumptions is incorrect.

2.
See page 14 for 2016 Core Guidance Assumptions. Amount represents 2015 income from property operations, excluding deferrals and property management, from the 2016 Core properties of $112.0 million multiplied by an estimated growth rate of 5.7% and $448.8 million multiplied by an estimated growth rate of 5.6% for the quarter ended June 30, 2016 and the year ended December 31, 2016, respectively.

3.	See page 14 for the 2016 Assumptions regarding the Acquisition properties.

4.	See page 18 for definitions of Normalized FFO and FFO.

5.	Net income per fully diluted Common Share is calculated before Income allocated to non-controlling interest-Common OP Units.

2Q 2016 Supplemental information	13	Equity LifeStyle Properties, Inc.

2016 Core Guidance Assumptions (1)
(In millions, unaudited)

	Quarter Ended	Third Quarter 2016	Year Ended	2016
	September 30, 2015	Growth Factors (2)	December 31, 2015	Growth Factors (2)
Community base rental income	$110.8	4.5%	$441.6	4.5%
Rental home income	3.4	6.9%	14.0	2.5%
Resort base rental income (3)	49.3	6.1%	183.4	5.4%
Right-to-use annual payments	11.3	(1.2)%	44.4	0.5%
Right-to-use contracts current period, gross	3.9	4.2%	12.8	(2.1)%
Utility and other income	20.0	0.5%	76.0	2.5%
Property operating revenues	198.7	4.2%	772.2	4.1%

Property operating, maintenance, and real estate taxes	81.7	1.8%	304.5	2.2%
Rental home operating and maintenance	1.9	(7.9)%	7.2	(4.9)%
Sales and marketing, gross	3.1	20.1%	11.7	2.2%
Property operating expenses	86.7	2.2%	323.4	2.1%
Income from property operations, excluding deferrals and property management	$112.0	5.7%	$448.8	5.6%

Resort base rental income:
Annual	$28.9	5.0%	$114.6	5.4%
Seasonal	3.8	5.5%	28.7	4.4%
Transient	16.6	8.0%	40.1	6.1%
Total resort base rental income	$49.3	6.1%	$183.4	5.4%

2016 Assumptions Regarding Acquisition Properties (1)
(In millions, unaudited)

	Quarter Ended	Year Ended
	September 30, 2016 (4)	December 31, 2016 (4)
Community base rental income	$1.2	$2.9
Resort base rental income	1.7	5.3
Utility income and other property income	0.4	1.1
Property operating revenues	3.3	9.3

Property operating, maintenance, and real estate taxes	1.5	4.3
Property operating expenses
Income from property operations, excluding deferrals and property management	$1.8	$5.0

1.	Refer to page 19-20 for definition of Core and Acquisition properties.

2.
Management’s estimate of the growth of property operations in the 2016 Core Properties compared to actual 2015 performance. Represents our estimate of the mid-point of a range of possible outcomes. Calculations prepared using actual results without rounding. Actual growth could vary materially from amounts presented above if any of our assumptions is incorrect.

3.	See Resort base rental income table included below within this table.

4.
Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome for the Acquisition properties. Actual income from property operations for the Acquisition properties could vary materially from amounts presented above if any of our assumptions is incorrect.

2Q 2016 Supplemental information	14	Equity LifeStyle Properties, Inc.

Right-To-Use Memberships - Select Data

(In thousands, except member count, number of Thousand Trail Camping Pass, number of annuals and number of upgrades, unaudited)

	Year Ended December 31,
	2012	2013	2014	2015	2016 (1)
Member Count (2)	96,687	98,277	96,130	102,413	106,400
Thousand Trails Camping Pass (TTC) Origination (3)	10,198	15,607	18,187	25,544	29,400
TTC Sales	8,909	9,289	10,014	11,877	13,600
RV Dealer TTC Activations	1,289	6,318	8,173	13,667	15,800
Number of annuals (4)	4,280	4,830	5,142	5,470	5,800
Number of upgrade sales (5)	3,069	2,999	2,978	2,687	2,700

Right-to-use annual payments (6)	$47,662	$47,967	$44,860	$44,441	$44,700
Resort base rental income from annuals	$9,585	$11,148	$12,491	$13,821	$15,500
Resort base rental income from seasonals/transients	$11,042	$12,692	$13,894	$15,795	$17,000
Upgrade contract initiations (7)	$14,025	$13,815	$13,892	$12,783	$12,500
Utility and other income	$2,407	$2,293	$2,455	$2,430	$2,450

________________________________

1.
Guidance estimate. Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome. Actual figures could vary materially from amounts presented above if any of our assumptions is incorrect.

2.	Members have entered into right-to-use contracts with us that entitle them to use certain properties on a continuous basis for up to 21 days.

3.	TTCs allow access to any of five geographic areas in the United States.

4.	Members who rent a specific site for an entire year in connection with their right-to-use contract.

5.
Existing customers that have upgraded agreements are eligible for longer stays, can make earlier reservations, may receive discounts on rental units, and may have access to additional properties. Upgrades require a non-refundable upfront payment.

6.
The years ended December 31, 2012 and December 31, 2013, include $0.1 million and $2.1 million, respectively, of revenue recognized related to our right-to-use annual memberships activated through our dealer program. During the third quarter of 2013, we changed the accounting treatment of revenues and expenses associated with the RV dealer program to recognize as revenue only the cash received from members generated by the program.

7.	Revenues associated with contract upgrades, included in Right-to-use contracts current period, gross, on our Consolidated Income Statement on page 4.

2Q 2016 Supplemental information	15	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of June 30, 2016

	Total Common Stock/Units	% of Total Common Stock/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$1,934	90.6%
Unsecured Debt			200	9.4%
Total Debt (1)			$2,134	100.0%	22.1%

Common Stock	85,295,182	92.2%
OP Units	7,203,678	7.8%
Total Common Stock and OP Units	92,498,860	100.0%
Common Stock price at June 30, 2016	$80.05
Fair Value of Common Stock			$7,405	98.2%
Perpetual Preferred Stock			136	1.8%
Total Equity			$7,541	100.0%	77.9%

Total Market Capitalization			$9,675		100.0%

Perpetual Preferred Stock as of June 30, 2016

Series	Callable Date		Outstanding Stock	Liquidation Value	Annual Dividend Per Share	Annual Dividend Value
6.75% Series C	9/7/2017		54,458	$136	$168.75	$9.2

_________________

1.    Excludes deferred financing costs of approximately $18.9 million.

2Q 2016 Supplemental information	16	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of June 30, 2016
(In thousands, unaudited)

Year	Secured Debt	Weighted Average Interest Rate		Unsecured Debt	Weighted Average Interest Rate	Total Debt	% of Total Debt	Weighted Average Interest Rate
2016	$66,895	5.84%		$—	—	$66,895	3.15%	5.84%
2017	57,589	5.80%		—	—	57,589	2.71%	5.80%
2018	201,229	5.97%		—	—	201,229	9.46%	5.97%
2019	203,023	6.27%		—	—	203,023	9.55%	6.27%
2020	123,007	6.13%		200,000	2.39%	323,007	15.19%	3.82%
2021	191,944	5.01%		—	—	191,944	9.02%	5.01%
2022	152,111	4.59%		—	—	152,111	7.15%	4.59%
2023	112,587	5.13%		—	—	112,587	5.29%	5.13%
2024	—	—%		—	—	—	—%	—%
Thereafter	818,493	4.19%		—	—	818,493	38.48%	4.19%
Total	$1,926,878	4.99%		$200,000	2.39%	$2,126,878	100.0%	4.75%

Note Premiums	7,116			—		7,116

Total Debt	1,933,994			200,000		2,133,994

Deferred Financing Costs	(18,160)			(724)		(18,884)

Total Debt, net	1,915,834	4.93%	(1)	199,276	2.51%	$2,115,110		4.70%	(1)

Average Years to Maturity	10.3			3.6		9.7

______________________
1.     Reflects effective interest rate including amortization of note premiums and amortization of deferred loan cost for secured and total debt and stated interest rate for unsecured debt.

2Q 2016 Supplemental information	17	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Other Terms

This document contains certain non-GAAP measures used by management that we believe are helpful in understanding our business, as further discussed in the paragraphs below. We believe investors should review Funds from Operations (“FFO”), Normalized Funds from Operations (“Normalized FFO”), Funds Available for Distribution (“FAD”) and Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”), along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.
FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains and actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, impairments, if any, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of non-refundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b)gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; and d) other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of depreciation, amortization, impairments, if any, and actual or estimated gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt, property acquisition and other transaction costs related to mergers and acquisitions from Normalized FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING DEFERRALS AND PROPERTY MANAGEMENT. We define Income from property operations, excluding deferrals and property management as rental income, utility income and right-to-use income less property operating and maintenance expenses, real estate tax, sales and marketing expenses, property management and the GAAP deferral of right-to-use contract upfront payments and related commissions, net. We believe that this non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our manufactured home and RV communities.

2Q 2016 Supplemental information	18	Equity LifeStyle Properties, Inc.

The following table reconciles Income before equity in income of unconsolidated joint ventures to Income from property operations (amounts in thousands):

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Income before equity in income of unconsolidated joint ventures	$40,039	$35,986	$96,348	$66,915
Right-to-use upfront payments, deferred, net	798	1,455	1,100	2,228
Gross revenues from home sales	(9,130)	(9,526)	(17,344)	(16,463)
Brokered resale revenues and ancillary services revenues, net	(398)	(1,012)	(1,816)	(2,994)
Interest income	(1,625)	(1,736)	(3,285)	(3,556)
Income from other investments, net	(2,270)	(2,178)	(3,993)	(3,297)
Right-to-use contract commissions, deferred, net	(116)	(764)	(12)	(1,007)
Property management	12,044	11,099	23,807	22,389
Depreciation on real estate and rental homes	29,029	28,335	57,684	56,451
Amortization of in-place leases	428	669	763	1,334
Cost of homes sales	9,481	9,093	17,762	15,817
Home selling expenses	805	720	1,639	1,525
General and administrative	8,255	7,541	15,663	14,947
Property rights initiatives and other	527	694	1,181	1,247
Early debt retirement	—	(69)	—	16,922
Interest and related amortization	25,561	26,145	51,195	53,421
Income from property operations, excluding deferrals and property management	113,428	106,452	240,692	225,879
Right-to-use contracts, deferred and sales and marketing, deferred, net	(682)	(691)	(1,088)	(1,221)
Property management	(12,044)	(11,099)	(23,807)	(22,389)
Income from property operations	$100,702	$94,662	$215,797	$202,269
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION (EBITDA) AND ADJUSTED EBITDA. EBITDA is defined as net income or loss before interest income and expense, income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; d) GAAP deferral of right-to-use contract upfront payments and related commissions, net; e) impairments, if any; and f) other miscellaneous non-comparable items. EBITDA and Adjusted EBITDA provide us with an understanding of one aspect of earnings before the impact of investing and financing charges. We believe that EBITDA and Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure a company’s operating performance and they are used by rating agencies and other parties, including lenders, to evaluate our creditworthiness.
The following table reconciles Consolidated net income to EBITDA and Adjusted EBITDA (amounts in thousands):

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Consolidated net income	$40,804	$36,826	$97,994	$68,639
Interest Income	(1,625)	(1,736)	(3,285)	(3,556)
Depreciation on real estate assets and rental homes	29,029	28,335	57,684	56,451
Amortization of in-place leases	428	669	763	1,334
Depreciation on corporate assets	279	269	558	538
Depreciation on unconsolidated joint ventures	305	282	595	525
Interest and related amortization	25,561	26,145	51,195	53,421
EBITDA	94,781	90,790	205,504	177,352
Right-to-use contract upfront payments, deferred, net	798	1,455	1,100	2,228
Right-to-use contract commissions, deferred, net	(116)	(764)	(12)	(1,007)
Transaction costs	398	50	598	482
Early debt retirement	—	(69)	—	16,922
Adjusted EBITDA	$95,861	$91,462	$207,190	$195,977
CORE. The Core properties include properties we owned and operated during all of 2015 and 2016. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.

2Q 2016 Supplemental information	19	Equity LifeStyle Properties, Inc.

ACQUISITIONS. The Acquisition properties include three properties acquired during 2016 and three properties acquired during 2015.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that will not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture, and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

2Q 2016 Supplemental information	20	Equity LifeStyle Properties, Inc.